Exhibit 99.1

DFIN REPORTS FIRST-QUARTER 2019 RESULTS

Chicago, May 2, 2019 – Donnelley Financial Solutions (NYSE: DFIN) today reported financial results for the first quarter 2019.

Highlights:

•	First-quarter net sales of $229.6 million, in line with guidance
•	U.S. Investment Markets net sales increased by 4.0% from the first quarter of 2018 as a result of a special proxy project, as well as growth in annual report and prospectus solutions
•	SaaS net sales increased by 6.5% from the first quarter of 2018, primarily driven by ActiveDisclosure; SaaS net sales represented 18.5% of first-quarter net sales
•	Company reaffirms full-year 2019 guidance

“We are pleased with the strong demand we saw in U.S. Investment Markets for our market-leading regulatory and compliance solutions” said Daniel N. Leib, DFIN’s president and chief executive officer. “As we anticipated, capital markets’ transactional activity was negatively impacted by the government shutdown early in the quarter, yet activity levels strengthened each successive month and returned to more normalized levels in March.”

“We exit the first quarter in line with our expectations, and enter our seasonally strongest period with a robust transactional pipeline, keeping us on track to achieve our full-year guidance while we continue to execute on our digital-focused strategy,” Leib concluded.

Net Sales

Net sales in the first quarter of 2019 were $229.6 million, a decrease of $25.6 million, or 10.0%, from the first quarter of 2018 driven largely by the impact of the sale of the Language Solutions business and lower global transactional activity. After adjusting for the 2018 sale of the Language Solutions business, changes in foreign exchange rates and the 2018 acquisition of eBrevia, organic net sales decreased 2.5% from the first quarter of 2018. The organic decline was primarily driven by lower global transactional activity, partially offset by higher mutual fund volume in U.S. Investment Markets, higher compliance volume in U.S. Capital Markets and growth in global SaaS solutions, primarily in ActiveDisclosure and FundSuiteArc.

GAAP Earnings

First-quarter 2019 net loss was $1.4 million, or $0.04 loss per diluted share, compared to net earnings of $7.7 million, or $0.23 earnings per diluted share, in the first quarter of 2018. The first-quarter 2019 net loss included after-tax adjustments of $3.6 million and first-quarter 2018 net earnings included after-tax adjustments of $7.9 million, all of which are excluded from the presentation of non-GAAP net earnings. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Adjusted EBITDA and Net Earnings

Non-GAAP adjusted EBITDA in the first quarter of 2019 was $23.7 million, compared to $40.8 million in the first quarter of 2018.  Non-GAAP adjusted EBITDA margin in the first quarter of 2019 was 10.3%, 570 basis points lower than in the first quarter of 2018.  The Non-GAAP adjusted EBITDA decrease was primarily driven by lower global transactional activity and the sale of the Language Solutions business, partially offset by the impact of cost saving initiatives.

Non-GAAP net earnings totaled $2.2 million, or $0.06 per diluted share, in the first quarter of 2019 compared to non-GAAP net earnings of $15.6 million, or $0.46 per diluted share, in the first quarter of 2018.  Reconciliations of net earnings to non-GAAP adjusted EBITDA and non-GAAP net earnings, as well as non-GAAP adjusted EBITDA margin, are presented in the attached schedules.

Sale of the Language Solutions Business

On July 22, 2018, the Company sold its Language Solutions business for net proceeds of $77.5 million in cash.  As such, first-quarter 2019 results exclude Language Solutions, while first-quarter 2018 results include Language Solutions.  The sale negatively impacted the first-quarter net sales comparison by $18.8 million and negatively impacted the gross profit and non-GAAP adjusted EBITDA comparisons by approximately $5.5 million and $1.0 million, respectively, inclusive of estimated net stranded costs.

Similarly, the sale will negatively impact the year-over-year comparisons in the second and third quarters of 2019.  In the second quarter, the sale will negatively impact the net sales comparison by $19.8 million and negatively impact the gross profit and non-GAAP adjusted EBITDA comparisons by approximately $5.3 million and $1.5 million, respectively, inclusive of estimated net stranded costs.  In the third quarter, the sale will negatively impact the net sales comparison by $3.2 million and negatively impact the gross profit and non-GAAP adjusted EBITDA comparisons by approximately $1.2 million and $0.5 million, respectively, inclusive of estimated net stranded costs.

2019 Guidance

The Company reaffirms its previous full-year guidance for 2019.

2019 Guidance
Net sales	$910 to $940 million
Non-GAAP adjusted EBITDA	$145 to $155 million
Depreciation and amortization	Approximately $48 million
Interest expense	Approximately $35 million
Non-GAAP effective tax rate	29% to 31%
Diluted share count	Approximately 35 million
Capital expenditures	$40 to $45 million
Free cash flow(1)	$40 to $45 million

(1)	Defined as operating cash flow less capital expenditures.

Certain components of the guidance given above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis.  Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.”  The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations.  Such items include, but are not limited to, restructuring charges, impairment charges, spinoff-related transaction expenses, acquisition-related expenses, gains or losses on investments and business disposals and other similar gains or losses not reflective of the Company's ongoing operations.  The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations, given that it is not an indicator of business performance.

Conference Call

DFIN will host a conference call and simultaneous webcast to discuss its first-quarter results today, Thursday, May 2, 2019, at 9:00 a.m. Eastern time (8:00 a.m. Central time).  The live webcast will be accessible on DFIN’s web site at investor.dfinsolutions.com.  Individuals wishing to participate on the call must register in advance at http://www.meetme.net/DFIN.  After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference.  A webcast replay will be archived on the Company’s web site for 30 days after the call.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Justin Ritchie

Investor Relations

investors@dfinsolutions.com

Use of non-GAAP Information

This news release contains certain non-GAAP measures, including non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, free cash flow and organic net sales. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

Our non-GAAP statement of operations measures, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s acquisition activities, spin-off related expenses, non-recurring investor-related fees, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign exchange rates and the purchase or disposition of businesses.

These non-GAAP measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in DFIN's Form 10-K for the fiscal year ended December 31, 2018, those discussed under “Cautionary Statement” in DFIN’s quarterly Form 10-Q filings, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc.

Condensed Consolidated Balance Sheets

As of March 31, 2019 and December 31, 2018

(UNAUDITED)

(in millions, except per share data)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$10.5	$47.3
Receivables, less allowances for doubtful accounts of $8.6 in 2019 (2018 - $7.9)	235.6	172.9
Inventories	14.8	12.1
Prepaid expenses and other current assets	20.8	16.7
Total Current Assets	281.7	249.0
Property, plant and equipment - net	38.1	32.2
Right-of-use assets	95.5	—
Software - net	49.9	47.8
Goodwill	450.2	450.0
Other intangible assets - net	33.6	37.2
Deferred income taxes	12.3	9.7
Other noncurrent assets	41.1	42.8
Total Assets	$1,002.4	$868.7

Liabilities
Accounts payable	$98.0	$72.4
Accrued liabilities	113.7	126.0
Total Current Liabilities	211.7	198.4
Long-term debt	411.7	362.7
Deferred compensation liabilities	19.8	19.5
Pension and other postretirement benefits plan liabilities	50.1	51.3
Noncurrent lease liabilities	73.9	—
Other noncurrent liabilities	7.7	10.8
Total Liabilities	774.9	642.7

Equity
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued: 34.4 shares in 2019 (2018 - 34.2 shares)	0.3	0.3
Treasury stock, at cost: 0.2 shares in 2019 (2018 - 0.1 shares)	(3.6)	(2.4)
Additional paid-in capital	218.0	216.5
Retained earnings	92.9	94.3
Accumulated other comprehensive loss	(80.1)	(82.7)
Total Equity	227.5	226.0
Total Liabilities and Equity	$1,002.4	$868.7

Donnelley Financial Solutions, Inc.

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2019 and 2018

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31,
	2019 GAAP	ADJUSTMENTS TO NON-GAAP	2019 NON-GAAP	2018 GAAP	ADJUSTMENTS TO NON-GAAP	2018 NON-GAAP
Services net sales	$127.9	$—	$127.9	$159.5	$—	$159.5
Products net sales	101.7	—	101.7	95.7	—	95.7
Total net sales	229.6	—	229.6	255.2	—	255.2
Services cost of sales (1)	75.4	—	75.4	85.9	—	85.9
Products cost of sales (1)	78.5	—	78.5	72.7	—	72.7
Total cost of sales (1)	153.9	—	153.9	158.6	—	158.6
Selling, general and administrative expenses (SG&A) (1)	54.9	(2.9)	52.0	66.1	(10.3)	55.8
Restructuring, impairment and other charges - net	2.1	(2.1)	—	0.7	(0.7)	—
Depreciation and amortization	12.1	—	12.1	10.4	—	10.4
Income from operations	6.6	5.0	11.6	19.4	11.0	30.4
Interest expense-net	8.9	—	8.9	9.0	—	9.0
Investment and other income - net	(0.6)	—	(0.6)	(0.8)	—	(0.8)
(Loss) earnings before income taxes	(1.7)	5.0	3.3	11.2	11.0	22.2
Income tax (benefit) expense (2)	(0.3)	1.4	1.1	3.5	3.1	6.6
Net (loss) earnings	$(1.4)	$3.6	$2.2	$7.7	$7.9	$15.6
Net (loss) earnings per share:
Basic net (loss) earnings per share	$(0.04)		$0.06	$0.23		$0.46
Diluted net (loss) earnings per share	$(0.04)		$0.06	$0.23		$0.46
Weighted average number of common shares outstanding:
Basic	34.0		34.0	33.7		33.7
Diluted	34.0		34.1	33.9		33.9
Additional information:
Gross margin (1)	33.0%		33.0%	37.9%		37.9%
SG&A as a % of total net sales (1)	23.9%		22.6%	25.9%		21.9%
Operating margin	2.9%		5.1%	7.6%		11.9%
Effective tax rate	17.6%		33.3%	31.3%		29.7%

(1)	Exclusive of depreciation and amortization
(2)

During the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09 “Compensation–Stock Compensation (Topic 718): Improvements to Employee Share  Based Payment Accounting," which required all excess tax benefits and tax deficiencies to be recognized as discrete items within income tax expense or benefit in the income statement in the reporting period in which they occur. Beginning in the first quarter of 2019, these discrete tax items are excluded from Non-GAAP income tax expense or benefit.  Prior periods have not been revised.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance.  Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2019 and 2018

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31, 2019
	SG&A	Income from operations	Operating margin	Net (loss) earnings	Net (loss) earnings per diluted share
GAAP basis measures	$54.9	$6.6	2.9%	$(1.4)	$(0.04)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net	—	2.1	0.9%	1.6	0.04
Share-based compensation expense	(1.5)	1.5	0.7%	1.1	0.03
Investor-related expenses	(1.0)	1.0	0.4%	0.7	0.02
Spin-off related transaction expenses	(0.4)	0.4	0.2%	0.3	0.01
Income tax adjustments	—	—	0.0%	(0.1)	0.00
Total Non-GAAP adjustments	(2.9)	5.0	2.2%	3.6	0.10
Non-GAAP measures	$52.0	$11.6	5.1%	$2.2	$0.06

	For the Three Months Ended March 31, 2018
	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$66.1	$19.4	7.6%	$7.7	$0.23
Non-GAAP adjustments:
Restructuring, impairment and other charges - net	—	0.7	0.3%	0.5	0.01
Spin-off related transaction expenses	(7.8)	7.8	3.0%	5.6	0.17
Share-based compensation expense	(1.8)	1.8	0.7%	1.3	0.04
Disposition-related expenses	(0.5)	0.5	0.2%	0.4	0.01
Acquisition-related expenses	(0.2)	0.2	0.1%	0.1	0.00
Total Non-GAAP adjustments	(10.3)	11.0	4.3%	7.9	0.23
Non-GAAP measures	$55.8	$30.4	11.9%	$15.6	$0.46

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended March 31, 2019 and 2018

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Three Months Ended March 31, 2019
Net sales	$202.8	$26.8	$—	$229.6
Income (loss) from operations	21.3	(3.3)	(11.4)	6.6
Operating margin %	10.5%	(12.3%)	nm	2.9%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	0.6	0.6	0.9	2.1
Share-based compensation expense	—	—	1.5	1.5
Investor-related expenses	—	—	1.0	1.0
Spin-off related transaction expenses	—	—	0.4	0.4
Total Non-GAAP adjustments	0.6	0.6	3.8	5.0

Non-GAAP income (loss) from operations	$21.9	$(2.7)	$(7.6)	$11.6
Non-GAAP operating margin %	10.8%	(10.1%)	nm	5.1%

Depreciation and amortization	10.3	1.6	0.2	12.1
Non-GAAP Adjusted EBITDA	$32.2	$(1.1)	$(7.4)	$23.7
Non-GAAP Adjusted EBITDA margin %	15.9%	(4.1%)	nm	10.3%

For the Three Months Ended March 31, 2018
Net sales	$213.1	$42.1	$—	$255.2
Income (loss) from operations	26.4	2.5	(9.5)	19.4
Operating margin %	12.4%	5.9%	nm	7.6%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	0.7	(0.1)	0.1	0.7
Spin-off related transaction expenses	6.3	—	1.5	7.8
Share-based compensation expense	—	—	1.8	1.8
Disposition-related expenses	—	—	0.5	0.5
Acquisition-related expenses	—	—	0.2	0.2
Total Non-GAAP adjustments	7.0	(0.1)	4.1	11.0

Non-GAAP income (loss) from operations	$33.4	$2.4	$(5.4)	$30.4
Non-GAAP operating margin %	15.7%	5.7%	nm	11.9%

Depreciation and amortization	8.9	1.4	0.1	10.4
Non-GAAP Adjusted EBITDA	$42.3	$3.8	$(5.3)	$40.8
Non-GAAP Adjusted EBITDA margin %	19.8%	9.0%	nm	16.0%

Donnelley Financial Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2019 and 2018

(UNAUDITED)

(in millions)

	For the Three Months Ended March 31,
	2019	2018
Net (loss) earnings	$(1.4)	$7.7
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	12.1	10.4
Provision for doubtful accounts receivable	1.0	1.0
Share-based compensation	1.5	1.8
Deferred income taxes	(2.8)	0.6
Net pension plan income	(0.5)	(0.8)
Other	8.7	0.5
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	(63.6)	(65.4)
Inventories	(2.7)	(5.8)
Prepaid expenses and other current assets	(1.4)	(0.2)
Accounts payable	23.9	20.3
Income taxes payable and receivable	(11.3)	0.6
Accrued liabilities and other	(31.6)	(23.1)
Pension and other postretirement benefits plan contributions	(0.2)	(1.2)
Net cash used in operating activities	$(68.3)	$(53.6)

Capital expenditures	(15.1)	(6.4)
Acquisition of business, net of cash acquired	(2.2)	—
Other investing activities	0.2	—
Net cash used in investing activities	$(17.1)	$(6.4)

Revolving facility borrowings	178.5	88.0
Payments on revolving facility borrowings	(130.0)	(68.0)
Proceeds from issuance of common stock	—	1.2
Treasury share repurchases	(1.2)	(0.8)
Debt issuance costs	(0.2)	—
Net cash provided by financing activities	$47.1	$20.4
Effect of exchange rate on cash and cash equivalents	1.5	(0.3)
Net decrease in cash and cash equivalents	(36.8)	(39.9)
Cash and cash equivalents at beginning of year	47.3	52.0
Cash and cash equivalents at end of period	$10.5	$12.1

Additional Information:
	2019	2018
For the Three Months Ended March 31:
Net cash used in operating activities	$(68.3)	$(53.6)
Less: capital expenditures	15.1	6.4
Free cash flow	$(83.4)	$(60.0)

Donnelley Financial Solutions, Inc.

Reconciliation of Reported to Organic Net Sales

For the Three Months Ended March 31, 2019 and 2018

(UNAUDITED)

(in millions)

	U.S.
	Capital Markets	Investment Markets	Language Solutions	Total U.S.	International	Consolidated
Reported Net Sales:
For the Three Months Ended March 31, 2019	$109.7	$93.1	$—	$202.8	$26.8	$229.6

For the Three Months Ended March 31, 2018 (1)	117.5	89.5	6.1	213.1	42.1	255.2

Net sales change	(6.6%)	4.0%	(100.0%)	(4.8%)	(36.3%)	(10.0%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	—%	—%	—%	—%	(2.6%)	(0.4%)

Year-over-year impact of the Language Solutions disposition	—%	—%	(100.0%)	(2.8%)	(30.1%)	(7.3%)

Year-over-year impact of the eBrevia acquisition	0.5%	—%	—%	0.3%	—%	0.2%

Net organic sales change (2)	(7.1%)	4.0%	—%	(2.3%)	(3.6%)	(2.5%)

(1)

Certain prior year amounts were restated to conform to the Company’s current reporting unit structure. The former Language Solutions and other reporting unit has been renamed “Language Solutions.” Certain results previously included within the former Language Solutions and other reporting unit are now included within the Investment Markets reporting unit.

(2)	Adjusted for the impact of changes in FX rates, the Language Solutions disposition and the eBrevia acquisition.

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended March 31, 2019 and 2018

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
GAAP net earnings (loss)	$64.5	$(1.4)	$(1.0)	$48.0	$18.9

Adjustments
Income tax expense (benefit)	25.3	(0.3)	(2.4)	19.7	8.3
Interest expense-net	36.6	8.9	9.5	8.4	9.8
Investment and other income-net	(18.1)	(0.6)	(2.7)	(14.0)	(0.8)
Depreciation and amortization	47.5	12.1	12.7	11.6	11.1
Restructuring, impairment and other charges-net	5.8	2.1	0.3	0.8	2.6
Share-based compensation expense	8.9	1.5	2.0	2.1	3.3
Investor-related expenses (1)	1.5	1.0	0.5	—	—
Spin-off related transaction expenses	12.7	0.4	0.2	3.7	8.4
Gain on sale of business	(53.8)	—	(0.3)	(53.5)	—
Disposition-related expenses	6.3	—	0.3	4.5	1.5
Acquisition-related expenses	0.6	—	0.3	—	0.3
Total Non-GAAP adjustments	73.3	25.1	20.4	(16.7)	44.5

Non-GAAP adjusted EBITDA	$137.8	$23.7	$19.4	$31.3	$63.4

Net sales	$937.4	$229.6	$200.3	$216.9	$290.6
Non-GAAP adjusted EBITDA margin %	14.7%	10.3%	9.7%	14.4%	21.8%

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
GAAP net earnings (loss)	$8.1	$7.7	$(23.7)	$5.3	$18.8

Adjustments
Income tax expense	43.2	3.5	24.5	2.1	13.1
Interest expense-net	40.8	9.0	10.2	10.6	11.0
Investment and other income-net	(3.4)	(0.8)	(0.9)	(0.8)	(0.9)
Depreciation and amortization	44.7	10.4	12.8	10.6	10.9
Restructuring, impairment and other charges-net	4.0	0.7	0.7	(0.6)	3.2
Share-based compensation expense	7.5	1.8	1.6	1.7	2.4
Spin-off related transaction expenses	21.6	7.8	6.7	2.6	4.5
Disposition-related expenses	0.5	0.5	—	—	—
Acquisition-related expenses	0.4	0.2	0.2	—	—
Total Non-GAAP adjustments	159.3	33.1	55.8	26.2	44.2

Non-GAAP adjusted EBITDA	$167.4	$40.8	$32.1	$31.5	$63.0

Net sales	$992.8	$255.2	$224.8	$222.6	$290.2
Non-GAAP adjusted EBITDA margin %	16.9%	16.0%	14.3%	14.2%	21.7%
(1)	Expenses incurred related to non-routine investor matters which include third-party advisory and consulting fees and legal fees.

Donnelley Financial Solutions, Inc.

Debt and Liquidity Summary

As of March 31, 2019 and 2018 and December 31, 2018

(UNAUDITED)

(in millions)

Total Liquidity	March 31, 2019		December 31, 2018		March 31, 2018
Availability
Stated amount of the Revolving Facility (1)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	138.9		45.3		80.2
Amount available under the Revolving Facility	161.1		254.7		219.8

Usage
Borrowings under the Revolving Facility	48.5		—		20.0
Impact on availability related to outstanding letters of credit	—		—		—
Amount used under the Revolving Facility	48.5		—		20.0

Availability under the Revolving Facility	112.6		254.7		199.8

Cash (2)	10.5		47.3		12.1

Net Available Liquidity	$123.1		$302.0		$211.9

Short-term debt	$—		$—		$—
Long-term debt	411.7		362.7		478.8
Total debt	$411.7		$362.7		$478.8

Non-GAAP adjusted EBITDA for the twelve months ended March 31, 2019 and 2018, and the year ended December 31, 2018	$137.8		$154.9		$167.4

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	3.0	x	2.3	x	2.9	x

Non-GAAP Net Debt (defined as total debt less cash)	$401.2		$315.4		$466.7

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by non-GAAP adjusted EBITDA)	2.9	x	2.0	x	2.8	x

(1)

The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Credit Agreement. There was $48.5 million of outstanding borrowings under the Revolving Facility as of March 31, 2019. Based on the Company’s results of operations for the twelve months ended March 31, 2019 and existing debt, the Company would have had the ability to utilize an incremental $112.6 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.

(2)

Approximately 70% of cash as of March 31, 2019, 37% of cash as of December 31, 2018 and 71% of cash as of March 31, 2018 was located outside of the U.S. The Company began to repatriate excess cash at its foreign subsidiaries to the U.S. during the three months ended March 31, 2019 and expects additional repatriations during 2019. The Company recorded deferred taxes attributable to the book-over-tax outside basis differences in its foreign subsidiaries for the excess cash repatriated as of March 31, 2019. As the foreign earnings have previously been subject to U.S. tax, the Company estimates that the repatriation of the related foreign cash to the U.S. will create minimal additional tax expense. Repatriation of some foreign cash balances are further restricted by local laws.